UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1171 Sonora Court Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 17, 2008, Silicon Storage Technology, Inc. announced it is implementing a global reorganization to reflect changes in anticipated levels of business. This action is being taken to further reduce costs of operations, to streamline the organization going forward, and to improve focus on expediting selective new products to the marketplace. We will reduce our headcount by approximately 120, or 17 percent of our global workforce and expect most of the reduction to be completed by December 31, 2008. We expect to incur a restructuring charge of approximately $2.8 million, nearly all of which is related to estimated severance costs associated with the workforce reduction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated December 19, 2008

SILICON STORAGE TECHNOLOGY, INC.

By:	/S/ BING YEH
Bing Yeh
President and Chief Executive Officer